SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

May 17, 2005

Date of report (date of earliest event reported)

HM PUBLISHING CORP.

HOUGHTON MIFFLIN COMPANY

(Exact name of registrants as specified in their charters)

Delaware Massachusetts
(State or other jurisdictions of incorporation or organization)

222 Berkeley Street

Boston, Massachusetts 02116

(Address of principal executive offices) (Zip Code)

(617) 351-5000

(Registrants’ telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications Pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 113e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 17, 2005, the Registrants and Sylvia Metayer, Executive Vice President of Registrants and President, Assessment Group of Houghton Mifflin Company, which includes The Riverside Publishing Company, Edusoft, and Promissor, Inc., amended certain aspects of Ms. Metayer’s employment and retention agreements, and the terms of her option agreement under the Houghton Mifflin Holdings, Inc. 2003 Stock Option Plan, in connection with Ms. Metayer’s resignation from the Company, effective July 31, 2005. The effect of these amendments is that

(i)	the amount of severance pay to which Ms. Metayer is entitled under section 3(d)of the letter agreement dated September 17, 2003 will be equal to 21 months rather than 24 months of base salary;

(ii)	provisions of the letter agreement dated September 17, 2003 relating to non-competition are amended as follows:

•	for purposes of such agreement, the terms “Company” and “Affiliates” will refer only to Houghton Mifflin Company, its operational divisions, and subsidiaries, and the term “employee” will refer to any person in the employ of Houghton Mifflin Company, its operational divisions, and subsidiaries;

•	The covenants in section 1(d)(i) shall only apply in the United States, and shall only apply to basal educational publishing in the K-12 market; provided, however, that during the Non-Competition Period (as defined in such agreement) Ms. Metayer will seek prior written approval to work for a direct competitor of any division or subsidiary of Houghton Mifflin Company not operating in basal educational publishing in the K-12 market in the United States, which approval shall not be unreasonably withheld;

•	During the Non-Competition Period, Ms. Metayer will seek prior written approval to hire any person who is or was employed by Houghton Mifflin, its operational divisions, and its subsidiaries at any time within the preceding six months, provided, however, that in the case of former employees who were involuntarily separated, such approval shall not be unreasonably withheld, and in the specific case of two identified employees, no post-employment restrictions shall apply; and

(iii)	the options held by Ms. Metayer under the Houghton Mifflin Holdings, Inc. 2003 Stock Option Plan, reflected in a Class A Option Certificate dated December 19, 2003, are amended and restated as follows:

•	the total number of shares subject to the grant is reduced to the number of shares that are currently vested or eligible to vest;

•	the exercise date of vested options is extended until December 31, 2006, after which time any unexercised options shall be forfeited;

•	the Tranche 2 Options and Tranche 3 Options (as defined in the option certificate) that are eligible to vest shall continue to be eligible to vest upon the occurrence of a Tranche 2 Vesting Event or a Tranche 3 Vesting Event (as defined in the option certificate), respectively, until December 31, 2006, after which time all vested options that are not exercised will terminate.

In addition, the Registrants and Ms. Metayer agreed that

•	Ms. Metayer will be entitled to receive a cash bonus payment of $120,000 in lieu of participation in the Houghton Mifflin Company 2005 Management Incentive Plan;

•	Ms. Metayer will receive up to $10,000 for costs incurred in connection with tax advice and preparation for 2004 and 2005; and

•	Ms. Metayer may keep the laptop computer that had been made available for her use.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: May 18, 2005

HM PUBLISHING CORP.
HOUGHTON MIFFLIN COMPANY

By:	/s/ STEPHEN C. RICHARDS
Stephen C. Richards
Executive Vice President, Chief Operating
Officer, and Chief Financial Officer